Exhibit 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp. Announces

First Quarter Net Income of $2.7 million

YOUNGSTOWN, Ohio (May 10, 2013) – United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported consolidated net income of $2.7 million for the three months ended March 31, 2013.

Selected first quarter results:

•	Delinquent loans were $46.7 million at March 31, 2013, down 3.2% for the year to date

•	Nonperforming assets were $60.5 million at March 31, 2013, down 8.7% for the year to date

•	Classified loans were $57.6 million at March 31, 2013, down 3.8% for the year to date

•	Home Savings’ Tier 1 leverage ratio was 9.84% and the total risk based capital ratio was 18.28%

Patrick W. Bevack, President and Chief Executive Officer of United Community and Home Savings, commented that, “Net income for the quarter, along with improvement in asset quality and the successful completion of the private equity offering continues to move our Company forward. These positive steps provide United Community and Home Savings with the capital to grow our Company, raise our capital levels to levels that are commensurate with our risk profile and continue to execute our business plan.”

Asset Quality

Delinquent loans continued to decline through the first quarter of 2013. As of March 31, 2013, delinquent loans were $46.7 million, down $1.5 million, or 3.2%, from December 31, 2012. Nonperforming loans also continued to decline. Nonperforming loans as of March 31, 2013 were down $3.1 million, or 6.4%, from $47.8 million at December 31, 2012. Nonperforming assets were $60.5 million as of March 31, 2013, down $5.7 million, or 8.7%, from $66.2 million at December 31, 2012.

The provision for loan losses increased to $2.1 million in the first quarter of 2013, compared to $680,000 in the first quarter of 2012. This $1.4 million increase in the provision for loan losses is primarily a result of chargeoffs of $560,000 associated with one commercial lending relationship and a $382,000 specific reserve established on another commercial relationship due to events surrounding these credits that occurred in the first quarter of 2013.

Net Interest Income and Margin

Net interest income for the three months ended March 31, 2013 and December 31, 2012, was $12.9 million and $14.0 million, respectively. Total interest income decreased $1.4 million in the first quarter of 2013 compared to the prior quarter, primarily because of a decrease of $36.7 million in the average balance of outstanding loans. United Community also experienced a decrease in the yield on net loans of 29 basis points.

Total interest expense decreased $267,000 for the quarter ended March 31, 2013, as compared to the prior quarter. The change was due primarily to reductions of $235,000 in interest paid on deposits. The overall decrease in interest expense was attributable to a shift in deposit balances from certificates of deposit to relatively less expensive non-time deposits. Between December 31, 2012, and March 31, 2013, the average outstanding balance of certificates of deposit declined by $30.2 million, while non-time deposits increased by $9.4 million. Also contributing to the decrease was a reduction of six basis points in the cost of certificates of deposit, as well as a decrease of three basis points in the cost of non-time deposits.

Noninterest Income

Noninterest income decreased in the first quarter of 2013 to $5.7 million, as compared to noninterest income for the prior quarter of $6.9 million. Decreased noninterest income was a result of lower service fees and other charges, lower gains recognized on the sale of securities available for sale and decreased mortgage banking income recognized in the first quarter of 2013 as compared to the previous quarter.

The overall change in service fees and other charges was a result of a higher valuation adjustment recognized on deferred mortgage servicing rights in the last quarter of 2012 as compared to the first quarter of 2013. A lower gain recognized on the sale of available for sale securities was the result of fewer sales during the current quarter as compared to the prior quarter. The decline in mortgage banking income is attributable to a lower volume of sales in the first quarter of 2013 as compared to the prior quarter, as Home Savings retained a more significant portion of 15-year mortgage originations in its loan portfolio rather than selling such loans in the secondary market.

Noninterest Expense

Noninterest expense was $13.9 million in the first quarter of 2013, compared to $14.3 million in the prior quarter. In the first quarter of 2013, deposit insurance premiums were lower due to the bank being able to avail itself of more favorable insurance rates and a lower average asset base used in the calculation of insurance premiums. Professional fees were $796,000 lower during the quarter ended March 31, 2013 as compared to the quarter ended December 31, 2012. The improvement in asset quality has reduced the need to engage legal and other consultants to assist in the resolution of problem assets. Other expenses were $635,000 higher in the first quarter of 2013 as compared to the last quarter in 2012. This variance is the result of higher expenses accrued in the first quarter for loans expected to be repurchased from Fannie Mae and Freddie Mac.

Capital and Book Value per Common Share

Home Savings’ Tier 1 leverage ratio was 9.84% as of March 31, 2013, as compared to 8.70% as of December 31, 2012. Home Savings’ total risk-based capital ratio was 18.28% at March 31, 2013, as compared to 16.21% at December 31, 2012. Tangible book value per common share at March 31, 2013 was $4.81, as compared to $5.16 at December 31, 2012.

The Consent Order issued by the FDIC and the Ohio Division of Financial Institutions in 2012 required Home Savings to maintain a Tier 1 Leverage Capital Ratio at a minimum of 9.0% and a total risk-based capital ratio of no less than 12.0%. The FDIC and the Ohio Division terminated the Consent Order on January 31, 2013. Home Savings is now considered well capitalized and is no longer considered a troubled institution. The Memorandum of Understanding (MOU) entered into on January 31, 2013, now requires Home Savings to maintain these ratios at 8.5% and 12.0%, respectively. As of March 31, 2013, Home Savings was in compliance with the MOU.

On January 11, 2013, United Community entered into securities purchase agreements with 28 accredited investors, pursuant to which the Investors agreed to invest an aggregate of approximately $39.9 million in United Community for 6,574,272 newly issued common shares of United Community at a purchase price of $2.75 per share, and 7,942 newly created and issued perpetual mandatorily convertible non-cumulative preferred shares of United Community at a purchase price of $2,750 per share. On March 22, 2013, UCFC received $39.9 million from the completion of this portion of the capital raise. On March 26, 2013, United Community invested $16.0 million from those proceeds into Home Savings.

Home Savings is a wholly-owned subsidiary of the Company and operates 33 full-service banking offices and nine loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended (the “Act”). The securities offered in the private offerings have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2013	December 31, 2012
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$20,739	$26,041
Federal funds sold	57,345	16,572

Total cash and cash equivalents	78,084	42,613
Securities:
Available for sale, at fair value	602,107	574,562
Loans held for sale	9,268	13,031
Loans, net of allowance for loan losses of $21,827 and $21,130	1,034,415	1,066,240
Federal Home Loan Bank stock, at cost	26,464	26,464
Premises and equipment, net	21,400	21,549
Accrued interest receivable	5,587	6,238
Real estate owned and other repossessed assets	15,782	18,440
Core deposit intangible	215	238
Cash surrender value of life insurance	29,106	28,881
Other assets	9,348	10,109

Total assets	$1,831,776	$1,808,365

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,291,170	$1,302,307
Non-interest bearing	169,790	159,767

Total deposits	1,460,960	1,462,074
Borrowed funds:
Federal Home Loan Bank advances	50,000	50,000
Repurchase agreements and other	90,593	90,598

Total borrowed funds	140,593	140,598
Advance payments by borrowers for taxes and insurance	14,258	23,590
Accrued interest payable	597	563
Accrued expenses and other liabilities	8,857	10,780

Total liabilities	1,625,265	1,637,605

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and 7,942 and 0 shares, respectively issued and outstanding, $21,841 and $0 liquidation value, respectively	15,911	—
Common stock-no par value; 499,000,000 shares authorized; 44,378,729 and 37,804,457 shares, respectively, issued and 39,606,586 and 33,027,886 shares, respectively, outstanding	148,937	128,026
Retained earnings	88,191	86,345
Accumulated other comprehensive income	3,719	6,682
Treasury stock, at cost, 4,772,143 and 4,776,571 shares, respectively	(50,247)	(50,293)

Total shareholders’ equity	206,511	170,760

Total liabilities and shareholders’ equity	$1,831,776	$1,808,365

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(Dollars in thousands, except per share data)
Interest income
Loans	$12,627	$13,862	$17,656
Loans held for sale	89	119	100
Securities:
Available for sale	3,428	3,488	3,494
Federal Home Loan Bank stock dividends	283	316	300
Other interest earning assets	9	12	12

Total interest income	16,436	17,797	21,562
Interest expense
Deposits	2,087	2,322	4,032
Federal Home Loan Bank advances	523	535	732
Repurchase agreements and other	909	929	919

Total interest expense	3,519	3,786	5,683

Net interest income	12,917	14,011	15,879
Provision for loan losses	2,064	2,102	680

Net interest income after provision for loan losses	10,853	11,909	15,199

Non-interest income
Non-deposit investment income	541	373	541
Service fees and other charges	1,782	2,794	2,317
Net gains (losses):
Securities available for sale (includes $721, $1,164 and $414, respectively, accumulated other comprehensive income reclassifications for unrealized net gains on available for sale securities)	721	1,164	414
Other -than-temporary loss on equity securities
Total impairment loss	—	(13)	—
Loss recognized in other comprehensive income	—	—	—

Net impairment loss recognized in earnings	—	(13)	—
Mortgage banking income	1,643	2,083	1,471
Real estate owned and other repossessed assets	(431)	(744)	(729)
Other income	1,437	1,282	1,077

Total non-interest income	5,693	6,939	5,091

Non-interest expense
Salaries and employee benefits	7,451	7,253	8,333
Occupancy	822	849	799
Equipment and data processing	1,760	1,821	1,689
Franchise tax	431	445	438
Advertising	139	292	141
Amortization of core deposit intangible	23	25	29
Deposit insurance premiums	554	1,026	1,109
Professional fees	408	1,204	880
Real estate owned and other repossessed asset expenses	493	239	702
Other expenses	1,783	1,148	2,374

Total non-interest expenses	13,864	14,302	16,494

Income before income taxes	2,682	4,546	3,796
Income tax expense (includes $0 income tax expense from reclassification items, respectively)	—	1,950	—

Net income	2,682	2,596	3,796
Amortization of discount on preferred stock	821	—	—

Earnings available to common shareholders	$1,861	$2,596	$3,796

Earnings per common share
Basic	$0.06	$0.08	$0.12
Diluted	0.05	0.08	0.12

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(In thousands, except per share data)
Financial Data
Total assets	$1,831,776	$1,808,365	$1,830,944	$1,906,995	$2,041,964
Total loans, net	1,034,415	1,066,240	1,100,328	1,249,595	1,325,101
Total securities	602,107	574,562	551,795	431,040	530,283
Total deposits	1,460,960	1,462,074	1,490,642	1,541,699	1,571,859
Total shareholders’ equity	206,511	170,760	171,580	195,631	190,014
Net interest income	12,917	14,011	14,128	16,420	15,879
Provision for loan losses	2,064	2,102	30,279	6,264	680
Noninterest income, excluding other-than-temporary impairment losses	5,693	6,952	3,752	6,949	5,091
Net impairment losses recognized in earnings	—	13	—	—	—
Noninterest expense	13,864	14,302	17,330	17,043	16,494
Income tax expense (benefit)	—	1,950	(2,838)	—	—
Net income (loss)	2,682	2,596	(26,891)	62	3,796
Share Data
Basic earnings (loss) per common share	$0.06	$0.08	$(0.82)	$—	$0.12
Diluted earnings (loss) per common share	0.05	0.08	(0.82)	—	0.12
Book value per common share	4.81	5.17	5.22	5.95	5.78
Tangible book value per common share	4.81	5.16	5.21	5.94	5.77
Market value per common share	3.88	2.89	3.49	2.98	2.44
Common shares outstanding at end of period	39,607	33,028	32,891	32,885	32,876
Weighted average shares outstanding—basic	33,565	32,880	32,751	32,802	32,693
Weighted average shares outstanding—diluted	33,829	33,153	32,751	32,843	23,697
Key Ratios
Return on average assets	0.59%	0.57%	-5.67%	0.01%	0.74%
Return on average equity	6.14%	6.06%	-53.53%	0.12%	7.89%
Net interest margin	3.01%	3.23%	3.17%	3.55%	3.30%
Efficiency ratio	75.55%	69.50%	93.62%	78.50%	77.35%
Capital Ratios
Tier 1 leverage ratio	9.84%	8.70%	8.27%	9.32%	8.96%
Tier 1 risk-based capital ratio	17.02%	14.95%	14.59%	15.16%	13.94%
Total risk-based capital ratio	18.28%	16.21%	15.85%	16.43%	15.21%
Equity to assets	11.27%	9.44%	9.37%	10.26%	9.31%
Tangible common equity to tangible assets	10.07%	9.43%	9.36%	10.24%	9.29%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$570,377	$577,249	$587,220	$635,756	$649,000
Multi-family residential*	69,857	80,923	82,518	98,545	114,493
Nonresidential*	132,662	138,188	150,693	229,303	263,891
Land*	15,216	15,808	16,363	19,113	19,735
Construction Loans
One-to four-family residential and land development	32,866	28,318	32,483	42,077	49,311
Multi-family and nonresidential*	4,584	4,534	4,480	4,528	4,527

Total real estate loans	825,562	845,020	873,757	1,029,322	1,100,957
Consumer Loans	206,496	214,593	222,995	225,067	231,008
Commercial Loans	23,077	26,543	22,183	24,799	26,434

Total Loans	1,055,135	1,086,156	1,118,935	1,279,188	1,358,399
Less:
Allowance for loan losses	21,827	21,130	20,048	30,933	34,523
Deferred loan costs, net	(1,107)	(1,214)	(1,441)	(1,340)	(1,225)

Total	20,720	19,916	18,607	29,593	33,298

Loans, net	$1,034,415	$1,066,240	$1,100,328	$1,249,595	$1,325,101

*	Categories are considered commercial real estate

	At or for the quarters ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$136,952	$132,947	$128,794	$126,502	$129,795
Non-interest bearing checking accounts	169,790	159,767	159,361	162,152	164,155

Total checking accounts	306,742	292,714	288,155	288,654	293,950
Savings accounts	274,419	264,411	259,578	259,593	256,628
Money market accounts	341,804	345,651	345,428	344,750	339,824

Total non-time deposits	922,965	902,776	893,161	892,997	890,402
Retail certificates of deposit	537,995	559,298	597,481	648,632	681,457

Total certificates of deposit	537,995	559,298	597,481	648,632	681,457

Total deposits	$1,460,960	$1,462,074	$1,490,642	$1,541,629	$1,571,859

Certificates of deposit as a percent of total deposits	36.82%	38.25%	40.08%	42.07%	43.35%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$21,130	$20,048	$30,933	$34,523	$42,271
Provision	2,064	2,102	30,279	6,264	680
Net chargeoffs	(1,367)	(1,020)	(41,164)	(9,854)	(8,428)

Ending balance	$21,827	$21,130	$20,048	$30,933	$34,523

Net Charge-offs
Real Estate Loans
One-to four-family	$637	$317	$15,010	$962	$762
Multi-family	41	(1)	5,632	588	68
Nonresidential	459	224	15,340	7,057	2,579
Land	(196)	(155)	1,561	44	1,776
Construction Loans
One-to four-family residential and land development	(75)	259	2,658	516	2,098
Multi-family and nonresidential	18	(16)	(120)	4	—

Total real estate loans	884	628	40,081	9,171	7,283
Consumer Loans	443	397	1,536	160	745
Commercial Loans	40	(5)	(453)	523	400

Total	$1,367	$1,020	$41,164	$9,854	$8,428

	At or for the quarters ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four family residential	$5,978	$5,437	$5,817	$26,705	$23,721
Multi-family residential	1,727	2,027	1,512	9,582	5,411
Nonresidential	21,021	20,743	17,484	43,103	41,871
Land	5,957	6,047	6,228	8,316	8,472
Construction Loans
One-to four-family residential and land development	4,931	7,466	9,527	18,335	22,455
Multi-family and nonresidential	—	—	—	—	—

Total real estate loans	39,614	41,720	40,568	106,041	101,930
Consumer Loans	3,608	4,842	4,921	6,702	6,165
Commercial Loans	1,492	1,225	1,068	1,786	1,813

Total Loans	$44,714	$47,787	$46,557	$114,529	$109,908

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$36,515	$38,378	$41,335	$97,357	$91,153
Past due 90 days and still accruing	3,594	3,678	47	47	303

Past due 90 days	40,109	42,056	41,382	97,404	91,456
Past due less than 90 days and on nonaccrual	4,605	5,731	5,175	17,125	18,452

Total Nonperforming Loans	44,714	47,787	46,557	114,529	109,908
Other Real Estate Owned	15,349	18,075	19,732	24,325	28,517
Repossessed Assets	433	365	474	453	540

Total Nonperforming Assets	$60,496	$66,227	$66,763	$139,307	$138,965

Total Troubled Debt Restructured Loans
Accruing	$23,812	$21,006	$17,002	$18,530	$35,657
Non-accruing	3,616	4,430	4,531	14,250	15,161

Total	$27,428	$25,436	$21,533	$32,780	$50,818